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                                                                   EXHIBIT 10.12

                             EMPLOYMENT AGREEMENT


     Technology Solutions Company, a Delaware corporation doing business as TSC, and KELLY D. CONWAY ("Employee") enter into this Employment Agreement ("Agreement") as of January 19, 1996.

     In consideration of the agreements and covenants contained in this Agreement, TSC and Employee agree as follows:

     1. EMPLOYMENT DUTIES: TSC shall employ Employee as Executive Vice President. Employee shall have such responsibilities, duties and authority as the President and Chief Executive Officer may reasonably designate and are commensurate with the position of Executive Vice President. Employee shall perform faithfully the duties assigned to him to the best of his ability and shall devote his full and undivided business time and attention to the transaction of TSC's business.

     2. TERM OF EMPLOYMENT: The term of employment ("Term of Employment") covered by this Agreement shall commence as of the effective date of this Agreement and continue until terminated pursuant to Paragraph 3 below.

     3.  TERMINATION: This Agreement may be terminated as follows:

     (a) TSC may terminate Employee's employment and this Agreement for any reason upon giving Employee 90 days notice of termination. TSC may make the termination effective at any time within the 90 day notice period ("Termination Date"). During this period Employee shall make a good faith effort to satisfy those professional obligations requested to be performed by TSC, which may include transferring duties and assisting in the transition of client responsibilities, including meeting with clients and transferring confidential material. TSC must, however, for a period of two years following the Termination Date, unless Employee is terminated for Serious Misconduct, continue Employee's base salary on the Termination Date ("Current Salary"); provide a bonus equal to the average annual bonus earned during the two years immediately preceding the termination ("Average Bonus") for each of the two years, payable each year when annual bonuses are paid; and continue his health insurance benefits until the end of the two year period or until Employee is re-employed, whichever comes first. (These payments are referred to collectively as "Termination Payments").

     (b)  TSC may terminate Employee's employment and this Agreement immediately without notice and with no salary and benefit continuation if Employee engages in "Serious Misconduct." For purposes of this Agreement, "Serious Misconduct" means embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities materially harmful to TSC's reputation, or any significant violation of any statutory or common law duty of loyalty to TSC.
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     (c) If, following a Change in Control, Employee's title, position, salary, or benefits is reduced or Employee's duties or status is materially reduced, and Employee resigns within 90 days after the reduction becomes effective, or if Employee is ordered to relocate his residence for a period in excess of six months to any location outside of the metropolitan area where he resides when the Change in Control occurs and Employee declines and is terminated, Employee shall receive his Termination Payments. Notwithstanding anything to the contrary in any of Employee's stock option agreements, Employee's unvested TSC shares at option shall vest automatically upon a Change in Control. (A Change in Control is defined as (i) the acquisition by any individual, entity or group, of beneficial ownership (within the meaning of Rule 13 d-3 promulgated under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of the common stock of TSC; (ii) the approval of the stockholders of TSC of a merger, where immediately after the merger, persons who were the holders of a majority of TSC's outstanding common stock immediately prior to the merger fail to own at least a majority of the outstanding common stock of the surviving entity in substantially the same proportions as their holdings of TSC common stock immediately prior to the merger; or (iii) the sale of substantially all the assets of TSC other than to a corporation in which more than 60% of the outstanding shares are beneficially owned by the individuals and entities who are the beneficial owners of the Company stock prior to the acquisition.

     (d) If Employee dies, TSC must continue Employee's Current Salary and health insurance benefits for a period of one year following the date of his death, and, in addition, provide an Average Bonus, all payable to Employee's estate. If Employee becomes permanently disabled and unable to continue to work at TSC, TSC must pay Employee's Current Salary, health insurance benefits and an Average Bonus, for a period of one year following the date Employee is declared permanently disabled.

     (e) If either party materially breaches this Agreement and fails to cure the breach within 30 days after receiving notice of the breach from the breached party, the breached party may consider this Agreement as terminated by the breaching party.

     (f) Employee may terminate his employment upon giving TSC 90 days notice. TSC may make the termination effective at any time within the 90 day notice period. During this period Employee shall make a good faith effort to satisfy those professional obligations requested to be performed by TSC, which may include transferring duties and assisting in the transition of client responsibilities, including meeting with clients.

     (g) Notwithstanding anything in the foregoing to the contrary, if any of the payments to Employee provided for in this Agreement, together with any other payments which Employee has the right to receive from TSC or any corporation which is a member of an "affiliated group" as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Internal Revenue Code) of which TSC is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code), the payments pursuant to this Agreement shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code; provided, however, that in determining whether any reduction in the payments under this Agreement pursuant to this sentence is necessary, the mutually agreed upon value for the non-compete provision as

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determined by an outside expert shall be deducted from the value of the parachute payment. If after applying the value for the non-compete provision, a reduction in payment is still necessary, the Employee shall determine what portion of the parachute payment shall be reduced, and such determination shall be conclusive and binding on TSC with respect to its treatment of the payment for tax reporting purposes.

     4. SALARY: As compensation for his services, TSC shall pay Employee a base salary of not less than the amount listed in Exhibit A to this Agreement. Employee's base salary shall be subject to annual review and may, at the discretion of TSC's management, be adjusted from that listed in Exhibit A according to Employee's responsibilities, capabilities and performance during the preceding year.

     5. BONUS AND STOCK OPTIONS: Employee shall participate in TSC's Vice Presidents Compensation Program, as amended from time to time, which includes base salary, annual bonus, and equity.

     6. EMPLOYEE BENEFIT: During the Term of Employment, Employee shall be entitled to participate in such employee benefit plans, including group pension, life and health insurance and other medical benefits, and shall receive all other fringe benefits as TSC may make available generally to its Vice Presidents.

     7. BUSINESS EXPENSES: TSC shall reimburse Employee for all reasonable and necessary business expenses incurred by Employee in performing his duties. Employee shall provide TSC with supporting documentation sufficient to satisfy reporting requirements of the Internal Revenue Service and TSC. TSC's determination as to reasonableness and necessary shall be final.

     8. NONCOMPETITION AND NONDISCLOSURE: Employee acknowledges that the successful development and marketing of TSC's professional services and products require substantial time and expense. Such efforts generate for TSC valuable and proprietary information ("Confidential Information") which gives TSC a business advantage over others who do not have such information. Confidential Information of TSC and its clients and prospects includes, but is not limited to, the following: business strategies and plans; proposals; deliverables; prospects and customer lists; methodologies; training materials; and computer software. Employee acknowledges that during the Term of Employment, he will obtain knowledge of such Confidential Information. Accordingly, Employee agrees to undertake the following obligations which he acknowledges to be reasonably designed to protect TSC's legitimate business interests without unnecessarily or unreasonably restricting Employee's post-employment opportunities.

     (a) Upon termination of the Term of Employment for any reason, Employee shall return all TSC property, including but not limited to computer programs, files, notes, records, charts, or other documents or things containing in whole or in part any of TSC's Confidential Information;

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     (b) During the Term of Employment and subsequent to termination, Employee agrees to treat all such Confidential Information as confidential and to take all necessary precautions against disclosure of such information to third parties during and after Employee's employment with TSC. Employee shall refrain from using or disclosing to any person, without the prior written approval of TSC's Chief Executive Officer, any Confidential Information unless at that time the information has become generally and lawfully known to TSC's competitors;

     (c) Without limiting the obligations of Paragraph 8(b), Employee shall not, for himself or as an agent, partner or employee of any person, firm or corporation: (i) for a period of two years following his termination of employment for any reason, engage in the practice of consulting or related services for any client of TSC for whom Employee performed services, or prospective TSC client to whom Employee submitted, or assisted in the submission of a proposal during the two year period preceding his termination of employment; or (ii) for a period of two years following any involuntary termination for any reason or for a period of six months following Employee's voluntary termination from TSC so long as TSC continues to pay his salary during the six month period, participate in or have a financial, management or other interest in any business enterprise that engages in, or within two years of the termination of Employee's employment has plans to engage in, substantial and direct competition with TSC if such participation will likely involve the use by Employee of business plans, strategies and other confidential TSC business information developed or acquired by Employee during his employment as a senior officer of TSC;

     (d) During a two year period immediately following Employee's termination of employment for any reason, Employee shall not induce or assist in the inducement of any TSC employee away from TSC's employ or from the faithful discharge of such employee's contractual and fiduciary obligations to serve TSC's interests with undivided loyalty;

     (e) For two years following his termination of employment for any reason, Employee shall keep TSC currently advised in writing of the name and address of each business organization for which he acts as agent, partner, representative or employee.

     9. REMEDIES: Employee recognizes and agrees that a breach of any or all of the provisions of Paragraph 8 will constitute immediate and irreparable harm to TSC's business advantage, including but not limited to TSC's valuable business relations, for which damages cannot be readily calculated and for which damages are an inadequate remedy. Accordingly, Employee acknowledges that TSC shall therefore be entitled to an order enjoining any further breaches by the Employee. Employee agrees to reimburse TSC for all costs and expenses, including reasonable attorneys' fees incurred by TSC in connection with the enforcement of its rights under any provision of this Agreement.

     10. INTELLECTUAL PROPERTY: During the Term of Employment, Employee shall disclose to TSC all ideas, inventions and business plans which he develops during the course of his employment with TSC which relate directly or indirectly to TSC's business, including but not limited to any computer programs, processes, products or procedures which may, upon application, be protected by patent or copyright. Employee agrees that any such ideas, inventions

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or business plans shall be the property of TSC and that Employee shall at TSC's request and cost, provide TSC with such assurances as is necessary to secure a patent or copyright.

     11. PRINCIPLES AND POLICIES: Employee agrees to be bound by TSC's principles and policies, including Principles and Policies of Business Conduct, as amended from time to time, which is incorporated herein by reference.

     12. ASSIGNMENT: Employee acknowledges that the services to be rendered pursuant to this Agreement are unique and personal. Accordingly, Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. Subject to Paragraph 3(c) above, TSC may assign its rights, duties or obligations under this Agreement to a subsidiary or affiliated company of TSC or purchaser or transferee of a majority of TSC's outstanding capital stock or a purchaser of all, or substantially all, of the assets of TSC.

     13. NOTICES: All notices shall be in writing, except for notice of termination of employment, which may be oral if confirmed in writing within 14 days. Notices intended for TSC shall be sent by registered or certified mail addressed to it at 205 North Michigan Avenue, 15th Floor, Chicago, Illinois 60601 or its current principal office, and notices intended for Employee shall be either delivered personally to him or sent by registered or certified mail addressed to his last known address.

     14. ENTIRE AGREEMENT: This Agreement and Exhibit A attached hereto constitute the entire agreement between TSC and Employee. Neither Employee nor TSC may modify this Agreement by oral agreements, promises or representations. The parties may modify this Agreement only by a written instrument signed by the parties.

     15. APPLICABLE LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     16. MEDIATION OF DISPUTES: Neither party shall initiate arbitration or other legal proceedings (except for any claim under Paragraph 8 of this Agreement), against the other party, or, in the case of TSC, any of its directors, officers, employees, agents, or representatives, relating in any way to this Agreement, to Employee's employment with TSC, the termination of his employment or any or all other claims that one party might have against the other party until 30 days after the party against whom the claim[s] is made ("Respondent") receives written notice from the claiming party of the specific nature of any purported claim and the amount of any purported damages. Employee and TSC further agree that if Respondent submits the claiming party's claim to the Center for Public Resources, 680 Fifth Avenue, New York, New York 10019, for nonbinding mediation prior to the expiration of such 30 day period, the claiming party may not institute arbitration or other legal proceedings against Respondent until the earlier of (i) the completion of nonbinding mediation efforts, or (ii) 90 days after the date on which the Respondent received written notice of the claimant's claim.

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     17. BINDING ARBITRATION: Employee and TSC agree that all claims or disputes relating to his employment with TSC or the termination of such employment, and any and all other claims that Employee might have against TSC, any TSC director, officer, employee, agent, or representative, and any and all claims or disputes that TSC might have against Employee (except for any claims under Paragraph 8 of this Agreement) shall be resolved by expedited arbitration. The party pursuing a claim should submit the claim to Jams/Endispute, Inc., Three First National Plaza, 70 West Madison, Suite 200, Chicago, IL 60602. Such arbitration shall be conducted in Chicago before a single arbitrator within twenty days of the submission of a claim. The parties shall select an arbitrator by mutual agreement from a panel or arbitrators proposed by Jams/Endispute, Inc. The panel shall consist of former judges experienced in arbitrating employment disputes.
If the parties are unable to agree on an arbitrator, Jams/Endispute, Inc. shall select an arbitrator in accordance with its procedures.

     The parties shall exchange documents relevant to the claims alleged, but shall undertake no additional discovery. The parties may submit pre-hearing briefs only. The arbitration proceeding shall not be transcribed or otherwise recorded. The arbitrator shall render an award within seven days of completion of the hearing. Both parties agree that the arbitrator's award shall be final and binding, and the parties waive any right to appeal.

     18. SEVERABILITY: Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     19. Employee acknowledges that he has read, understood and accepts the provisions of this Agreement.

Technology Solutions Company               KELLY D. CONWAY

By: /s/ John T. Kohler                     /s/ KELLY D. CONWAY
    -------------------------              -------------------------

Position: CEO
          -------------------

Date: Jan. 25, 1996                        Date: 1/19/96
      -----------------------                    -------------------

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                                   EXHIBIT A
                                   ---------


EMPLOYEE:               Kelly D. Conway

POSITION:               Executive Vice President

BASE SALARY:            $340,000

EFFECTIVE DATE:         June 1, 1995



                                        /s/ Kelly D. Conway
                                        -------------------------------
                                        Kelly D. Conway

                                        7/29/95
                                        -------------------------------
                                        Date

                                        /s/ J. S. Stanton
                                        -------------------------------
                                        Technology Solutions Company

                                        8/21/95
                                        -------------------------------
                                        Date